UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2018

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 C.F.R. §240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Whiting Petroleum Corporation (the “Company”) approved, and the executive officers of the Company, including the Company’s named executive officers, executed, a letter agreement (the “Letter Agreement”) amending outstanding equity awards that had been granted under the Company’s 2013 Equity Incentive Plan (the “Plan”) to such officers and the Executive Employment and Severance Agreement (the “Employment Agreement”) between the Company and each of such officers. The amendments to the outstanding equity awards apply to all of the outstanding restricted stock and performance share awards granted to the officers of the Company, including the Company’s named executive officers, in 2016, 2017 and 2018.

The amendments to the outstanding restricted stock awards provide that if the award holder’s employment terminates as a result of the award holder’s retirement after age 60 with at least 10 years of service (a “Qualifying Retirement”) or death while eligible for a Qualifying Retirement, then all of the unvested restricted stock subject to the award will vest and be released. The amendments to the outstanding performance share awards provide that, if the award holder’s employment is terminated as a result of the award holder’s Qualifying Retirement or death while eligible for a Qualifying Retirement, then a pro rata portion of the performance shares will vest and be released, subject to the Committee’s determination of the number of shares earned based on performance through the end of the relevant performance period. The amendment to the Employment Agreement removes an exception to the non-competition obligations for service as a director of certain entities. A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A new form of Restricted Stock Unit Award Agreement (Stock-Settled) (the “RSU Award Agreement”) and a new form of Performance Share Unit Award Agreement (together with the RSU Award Agreement, the “New Award Agreements”) that include vesting terms similar to the amendments to outstanding awards described above and approved by the Committee for use in granting future awards under the Plan are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. Not applicable.

(b) Pro Forma Financial Information. Not applicable.

(c) Shell Company Transactions. Not applicable.

(d) Exhibits: The exhibits listed in the Exhibit Index below are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description

(10.1)	Letter Agreement, dated August 24, 2018, Amending Outstanding Restricted Stock and Performance Share Awards and Executive Employment and Severance Agreement.

(10.2)	Form of Restricted Stock Unit Award Agreement (Stock-Settled).

(10.3)	Form of Performance Share Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: August 30, 2018	By:	/s/ Bruce R. DeBoer
Bruce R. DeBoer Senior Vice President, General Counsel and Corporate Secretary